Exhibit 99.1

WhiteHorse Finance, Inc. Announces Quarterly Distribution and Special Distribution

NEW YORK, NY, September 13, 2019 – WhiteHorse Finance, Inc. (the "Company") (NASDAQ: WHF) today announced that its board of directors has declared a regular quarterly distribution of $0.355 per share for the quarter ending September 30, 2019. The quarterly distribution will be payable on October 3, 2019 to stockholders of record as of September 23, 2019. In addition, the Company’s board of directors has declared a special distribution of $0.195 per share, which will be payable on December 10, 2019 to stockholders of record as of October 31, 2019.

Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

About WhiteHorse Finance, Inc.

WhiteHorse Finance, Inc. is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company’s investment activities are managed by its investment adviser, H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with approximately $34 billion of capital under management* across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Stuart Aronson

WhiteHorse Finance, Inc.

212-506-0500

saronson@higwhitehorse.com

Joyson C. Thomas

WhiteHorse Finance, Inc.

305-379-2322

jthomas@higwhitehorse.com

Sean Silva

Prosek Partners

646-818-9122

ssilva@prosek.com

Source: WhiteHorse Finance, Inc.

* Based on total capital commitments managed by H.I.G. Capital and affiliates.